EXHIBIT 3.4





                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                         THE TRUST COMPANY OF NEW JERSEY












                                                          Adopted: June 25, 2003





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                                TABLE OF CONTENTS


                                                                            PAGE
ARTICLE I

Stockholders...................................................................1

   Section 1.     Place and Hour of Meetings...................................1

   Section 2.     Annual Meeting...............................................1

   Section 3.     Notice of Meetings; Publication; Notice to Stockholders......1

   Section 4.     Nomination of Directors......................................2

   Section 5.     Special Meeting; Call........................................3

   Section 6.     Quorum; Adjournment of Meetings..............................3

   Section 7.     Stockholder List.............................................3

   Section 8.     Voting; Proxies..............................................3

         A.       Voting in Person or by Proxy.................................3

         B.       Voting of Stock Subject to Pledge............................4

         C.       Voting of Stock Held by a Corporation........................4

         D.       Voting of Stock Held by Joint Tenants or Tenants-in-Common...5

         E.       Voting Stock Held by Fiduciaries.............................5

   Section 9.     Record Date..................................................6

   Section 10.    Judges of Election...........................................6

         A.       Appointment; Oath; Disqualification..........................6

         B.       Duties.......................................................7

         C.       Report.......................................................7

   Section 11.    Presiding Officer and Secretary of Meeting...................7

ARTICLE II

Board of Directors.............................................................8

   Section 1.     Number of Directors..........................................8

   Section 2.     Election of Directors; Vacancies.............................8

   Section 3.     Tenure of Directors..........................................8



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                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

   Section 4.     Increase in Number of Directors..............................8

   Section 5.     Directors; Stock Ownership; Oath.............................9

   Section 6.     Disqualification of Directors................................9

   Section 7.     Compensation of Directors....................................9

   Section 8.     First Meeting................................................9

   Section 9.     Regular Meeting..............................................9

   Section 10.    Special Meetings............................................10

   Section 11.    Organization................................................10

   Section 12.    Quorum; Vote................................................10

ARTICLE III

Committees....................................................................10

   Section 1.     Executive Committee.........................................10

         A.       Organization................................................10

         B.       Powers......................................................11

   Section 2.     Trust Committee.............................................11

         A.       Organization................................................11

         B.       Powers......................................................12

   Section 3.     Audit and Examination Committee.............................12

   Section 4.     Compensation Committee......................................12

   Section 5.     Stock Option Committee......................................13

   Section 6.     Pension Plans Committee.....................................13

   Section 7.     Nominating Committee........................................13

   Section 8.     Ex Officio Membership.......................................14

   Section 9.     Chairman....................................................14

   Section 10.    Minutes of Meeting..........................................14

   Section 11.    Other Committees............................................14



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                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE IV

Officers......................................................................14

   Section 1.     General.....................................................14

   Section 2.     Term of Officer; Removal and Vacancy........................15

   Section 3.     Powers and Duties...........................................15

         A.       General.....................................................15

         B.       Chief Executive Officer.....................................15

         C.       Chief Auditor...............................................16

         D.       Secretary...................................................16

         E.       Treasurer...................................................17

         F.       Security Officer............................................17

   Section 4.     Power to Vote Stock.........................................18

ARTICLE V

Capital Stock.................................................................18

   Section 1.     Certificates of Stock.......................................18

   Section 2.     Transfer of Stock...........................................18

   Section 3.     Capital Stock; Voting Rights................................19

   Section 4.     Preemptive Rights of Stockholders to Purchase New Stock.....19

         A.       Increase of Capital Stock...................................19

         B.       Unsold Shares of Capital Stock..............................19

ARTICLE VI

Miscellaneous.................................................................19

   Section 1.     Corporate Seal..............................................19

   Section 2.     Fiscal Year.................................................20

   Section 3.     Emergencies.................................................20

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE VII

Amendment.....................................................................20

   Section 1.     By-Laws.....................................................20

   Section 2.     Certificate of Incorporation................................20

ARTICLE VIII

Indemnification...............................................................21











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                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                         THE TRUST COMPANY OF NEW JERSEY

                       (A NEW JERSEY BANKING CORPORATION)

                             ADOPTED: JUNE 25, 2003


                                   ARTICLE I

                                  STOCKHOLDERS

         Section 1. PLACE AND HOUR OF MEETINGS. Meetings of stockholders shall be held at the principal office of the Company, or at any branch office, or at any place other than the principal office or a branch office, provided that such other place is in a municipality in which the Company maintains its principal office or a branch office. Each meeting shall be convened at such hour as stated in the call for meeting.

         Section 2. ANNUAL MEETING. Annual Meetings of stockholders shall be held on the fourth Tuesday of March of each year, or on such other day in January, February, March or April and at such time and place as is fixed by the Board in accordance with law. At each annual meeting, directors shall be elected and such other business may be transacted as may properly be brought before a meeting of stockholders.

         Section 3. NOTICE OF MEETINGS; PUBLICATION; NOTICE TO STOCKHOLDERS. Not less than ten (10) days prior to the date fixed for the annual meeting, notice thereof shall be published once in a newspaper prescribed by statute. In addition, notice of each meeting of stockholders (including special and annual meetings) shall be given to the stockholders not less than ten (10) nor more than sixty (60) days prior thereto, by mail, postage prepaid, addressed to each stockholder at his address as it appears on the books of the Company. Each such stockholder notice shall specify the place, day and hour of the meeting and the nature of the business to be transacted. No business other than the election of directors may be transacted at any meeting of



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stockholders  unless notice of such other  business shall have been given to the
stockholders  in  the  stockholder   notice  of  meeting  provided  for  in  the
immediately preceding sentence.

         Section 4. NOMINATION OF DIRECTORS. The Nominating Committee shall propose candidates for election as directors to the board in advance of the date of each annual meeting of shareholders. The board shall determine the management slate of nominees for election to the board based upon the recommendations of the Nominating Committee and the views of the members of the board. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the board (other than any candidate proposed by management) shall notify the President of the Company in writing of that intention not later than fourteen days (nor more than fifty days) prior to the date of the shareholders' meeting; but, if less than twenty-one days notice of meeting is given, the notice may be given not later than the close of the seventh day following the day on which the notice of meeting was mailed. The notification shall contain the following information to the extent known to the notifying shareholder or shareholders:

                  (a) The names and addresses of the proposed nominee or nominees;

                  (b) The principal occupation of each proposed nominee;

                  (c) The total number of shares that, to the knowledge of the notifying shareholder, will be voted for each of the proposed nominees;

                  (d)  The  name  and   residence   address  of  the   notifying
         shareholder; and

                  (e) The number of shares owned by the notifying shareholder.

Any nomination for director not made in accordance with the foregoing requirement may be disregarded by the Chairman of the meeting, and votes cast for each such nominee may be disregarded by the judge of election. If the same person is nominated by more than one shareholder, the nomination shall be honored and all shares shall be counted if at last one nomination for that person complies with these requirements.



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         Section 5. SPECIAL MEETING;  CALL. Special meetings of stockholders may be called at any time by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than one-tenth (1/10) of all shares outstanding with voting rights. At any time, upon the written request of any person or persons entitled to call a special meeting, the Secretary shall notify the stockholders of the call of a special meeting to be held at such time as the notice shall specify; provided that in no event shall such notice specify a time more than sixty (60) days after the receipt of such request.

         Section 6. QUORUM; ADJOURNMENT OF MEETINGS. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Unless otherwise provided by statute, the acts of the holders of a majority of the shares represented at any meeting at which a quorum is present shall be the acts of the stockholders. If a quorum is not present, a majority in interest of the stockholders so present or represented may adjourn the meeting to a fixed time, whereupon the meeting may be held, as adjourned, without further notice, to any place where it is lawful to hold a meeting, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

         Section 7. STOCKHOLDER LIST. Prior to each stockholders meeting or any adjournment thereof, the officer having charge of the Company's stock transfer books shall make, or cause to be made, and certify a complete list of the stockholders entitled to vote at such meeting or adjournment, in the manner, for the purpose and with the effect prescribed by statute. The list shall be produced at the meeting and available for inspection by any stockholder.

         Section 8. VOTING; PROXIES.

         A. VOTING IN PERSON OR BY PROXY.

         1. Stockholders may vote at all meetings either in person or by proxy. Every proxy shall be executed in writing by the stockholder or his agent and shall be filed with the Secretary. When a proxy is executed by an agent of a stockholder, the instrument authorizing the agent to execute the proxy, or a photostatic copy thereof, shall also be filed with the Secretary.



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         2. No proxy shall be valid  beyond  eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid beyond three (3) years from the date of its execution. If a proxy is undated, it shall be presumed to be dated as of the date on which it is filed pursuant to this Section 8A of this Article I of these By-Laws.

         3. A proxy shall be revocable at will, but its revocation shall not be effective until written notice thereof shall be filed with the Secretary. A proxy shall not be revoked by the death or incapacity of the stockholder until written notice of such death or incapacity shall be filed with the Secretary. The presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the secretary of the meeting.

         4. Nothing herein contained shall limit the period of validity of a proxy or permit its revocation contrary to its terms, if such proxy is coupled with an interest.

         5. While a meeting of stockholders is in progress, any filing with the Secretary required by paragraphs 1 and 3 of this Section 8A shall be made with the secretary of the meeting.

         B. VOTING OF STOCK SUBJECT TO PLEDGE. A stockholder who shall pledge his stock may nevertheless represent and vote such stock in person or by proxy at all stockholders meetings, unless such stock is transferred on the books of the Company and it is stated in the instrument of transfer that the transferee is a pledgee or a nominee of a pledgee, and that such pledgee or nominee is empowered to represent and vote such stock, in which case only such pledgee or nominee, in person or by proxy, may represent and vote such stock.

         C. VOTING OF STOCK HELD BY A CORPORATION. If shares of the capital stock of the Company are registered in the name of a corporation, such corporation may vote such shares by a proxy signed by its president or by any vice president, or signed in such other manner as shall be determined by its board of directors or other governing body.



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         D. VOTING OF STOCK HELD BY JOINT TENANTS OR  TENANTS-IN-COMMON.  Shares
of the capital stock of the Company held jointly or as  tenants-in-common by two
(2) or more persons may be represented and voted in person or by proxy at any meeting of stockholders by any one (1) of such persons, unless another joint tenant or tenant-in-common seeks to represent or vote any of such shares in person or by proxy. In the latter event, the written agreement, if any, which governs the manner in which such shares shall be represented or voted, shall control if presented at the meeting. If there be no such agreement presented at the meeting, the majority in number of such joint tenants or tenants-in-common present in person or by proxy shall control the manner of representation and voting. If there be no such majority, or if there be two (2) such joint tenants or tenants-in-common, both of whom seek to represent and vote such shares, the shares shall, for the purposes of representation and voting, be divided equally among such joint tenants or tenants-in-common present in person or by proxy.

         E. VOTING STOCK HELD BY FIDUCIARIES.

         1. Shares of the capital stock of the Company held in a fiduciary capacity may be voted in person or by proxy by the fiduciary holding such shares. If the Company holds shares of its own capital stock in a fiduciary capacity, such shares may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         2. If shares of the capital stock of the Company are held in fiduciary capacity by two (2) or more fiduciaries, such shares may be represented and voted at any meeting of stockholders by any one (1) of such fiduciaries, unless either (a) such fiduciary shall be acting under an instrument or judgment of court which otherwise directs or (b) two (2) or more fiduciaries seek to represent or vote such shares in person or by proxy in a conflicting manner. If the instrument or judgment of court under which the fiduciaries are acting does not provide the manner in which such shares shall be represented or voted, and the co-fiduciaries are in disagreement as to such representation or voting, such shares shall be represented and voted in the manner determined by a majority of the co-fiduciaries and, if they be equally divided, such



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shares  shall  not be  represented  or voted  except  pursuant  to an order or a judgment of a court of competent jurisdiction.

         Section 9. RECORD DATE.

         A. The Board of Directors may fix a date, which shall precede by not more than sixty days (1) the date of any meeting of stockholders, (2) the date upon which a dividend is to be paid, (3) the date upon which rights are to be allotted or (4) the date upon which any change or conversion or exchange of capital stock is to take effect, as a record date for the determination of the stockholders who are entitled (a) to notice of, and to vote at, any such meeting and any adjournment thereof, (b) to receive payment of any such dividend, (c) to receive any such allotment of rights or (d) to participate in any such change, conversion or exchange of capital stock; and in any such case, only stockholders of record at the close of business on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, to receive payment of such dividend, to receive such allotment of rights, or to participate in such change, conversion or exchange, as the case may be, notwithstanding any transfer of stock on the books of the Company after the record date so fixed.

         B. If no such record date is fixed, only stockholders of record at the close of business on the sixty-fifth day prior to (1) the date of such meeting,
(2) the date upon which such dividend is to be paid, (3) the date upon which such rights are to be allotted or (4) the date upon which such change, conversion or exchange of capital stock is to take effect, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, to receive payment of such dividend, to receive such allotment of rights, or to participate in such change, conversion or exchange, as the case may be, notwithstanding any transfer of stock on the books of the Company subsequent to such sixty-fifth day.

         Section 10. JUDGES OF ELECTION.

         A. APPOINTMENT; OATH; DISQUALIFICATION. In advance of each meeting of stockholders, the Board of Directors shall appoint one judge or three judges, who may be stockholders and who shall perform the duties hereinafter set forth in this Section 10. If a judge



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or judges be not so appointed or, if appointed, shall fail or refuse to serve at such meeting or at an adjournment thereof, the chairman of the meeting shall make the appointment or fill any vacancy. If no judge shall have been appointed in advance of a meeting, the stockholders shall determine whether one or three judges shall be appointed. Before entering upon his duties, each judge shall take and subscribe an oath to perform the duties of his office impartially and in good faith. If any person shall be elected a director at any meeting at which he served as a judge, his election shall be void and the directors shall not appoint him a director within twelve months next succeeding.

         B. DUTIES. The judge or judges shall determine (1) the number of shares outstanding, (2) the number of shares represented at the meeting, (3) the voting rights of each share, (4) the existence of a quorum and (5) the authenticity, validity and effect of proxies. They shall also (6) hear and determine all challenges and questions arising in connection with the right to ballot, (7) receive, count and tabulate all ballots, (8) determine the results of balloting and (9) do such other acts as may be proper with respect to balloting. If there be three judges, the decision, act or certificate of two shall be effective as the decision, act or certificate of all.

         C. REPORT. At the request of the chairman of the meeting, or of any stockholder or his proxy, the judge or judges shall make a report in writing of any matter determined by him or them and execute a certificate of any fact found. The judge or judges shall execute a certificate of the result of any balloting and shall deliver such certificate to the chairman of the meeting, and such certificate shall be recorded in the minutes of the meeting and filed with the Company.

         Section 11. PRESIDING OFFICER AND SECRETARY OF MEETING. The Chairman of the Board or, in his absence, the President shall preside at all meetings of stockholders. In the absence of both, the Vice Chairman shall preside. In the event of the absence of each of them, the Board may appoint another Director or Officer of the Company to preside at such meetings. If either such officer is not present at any such meeting and the Board has not made such an appointment, the stockholders may elect a person to preside at such meeting. The Secretary of



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the Company  shall record the minutes.  In the event of the absence or inability of the Secretary, an Assistant Secretary shall act as Secretary.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. NUMBER OF DIRECTORS. The Company shall be managed by a Board of Directors of not less than five and not more than twenty-five directors, the actual number to be determined from time to time by the Board.

         Section 2. ELECTION OF DIRECTORS; VACANCIES. Directors shall be elected by ballot of the stockholders at each annual meeting. The persons receiving the greatest number of votes shall be the directors. When an increase in the number of directors is authorized, other than an increase authorized pursuant to
Section 4 of this Article II, the newly created directorships shall be filled by the stockholders. The Board of Directors may, at its option, fill any other vacancy in the Board. If, following a vacancy, less than five directors or less than a quorum remain, the directors in attendance at the next regular or special meeting of the Board shall fill such vacancy.

         Section 3. TENURE OF DIRECTORS. A director elected at an annual meeting of stockholders shall hold office from the time when a majority of all directors elected at such meeting shall have qualified, until the time when a majority of all directors elected at the next annual meeting shall have qualified. A director otherwise elected or appointed, including a director appointed pursuant to Section 4 of this Article II, shall hold office from the time when he shall have qualified until the time when a majority of the directors elected at the next annual meeting shall have qualified.

         Section 4. INCREASE IN NUMBER OF DIRECTORS. The Board may, between annual meetings, increase the number of directors by not more than two and may appoint persons to fill vacancies so created, subject to the limitation that there shall not at any time be more directors than authorized by Section 1 of
Article II.



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         Section 5. DIRECTORS;  STOCK  OWNERSHIP;  OATH. Each director shall (a)
own in good faith and hold in his own name not less than $500.00 par value unpledged shares of the capital stock of the Company or of a company owning more than 80% of the capital stock of the Company or, if the shares of any such company shall be without par value, capital stock having an aggregate book value of at least $500.00 and (b) take and subscribe an oath to that effect as may be prescribed by statute.

         Section 6. DISQUALIFICATION OF DIRECTORS. A director who ceases to be the owner of shares as specified in Section 5 of this Article II, or who, within thirty days after his election or appointment, or, in case of his disability, within such further time as the New Jersey Commissioner of Banking shall fix, fails to take and subscribe the oath specified in said Section 5, or who defaults for thirty days in payment of an undisputed obligation to the Company, shall cease to be a director.

         Section 7. COMPENSATION OF DIRECTORS. The Board shall from time to time provide by resolution for the amount of compensation to be received by directors for attendance at directors' meetings and for services rendered as members of committees of the Board.

         Section 8. FIRST MEETING. The first meeting of each newly elected Board, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders (or any adjournment thereof) at which such directors were elected, at the place the annual meeting of stockholders was held, or at such other time or place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting of the Board.

         Section 9. REGULAR MEETING. Regular monthly meetings of the Board, other than the first meeting, may be held without notice and shall be at such times and places as the Board may from time to time determine. If any such day is a holiday, the meeting shall be held as prescribed by the Board or, in the absence thereof, on call by the Chairman or the President.



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


         Section 10. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or a majority of directors. Notice of the time and place of each special meeting shall be given, by or at the direction of the person or persons calling the meeting, by mailing the same at least five (5) days before the meeting, or by telephoning, telegraphing or personally delivering the same at least twenty-four
(24) hours before the meeting, to each director. Except as otherwise specified in the notice thereof or required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

         Section 11. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman or, in his absence, the Vice Chairman; or in the absence of both, the President. In the absence of the Chairman, the
Vice-Chairman, and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

         Section 12. QUORUM; VOTE. A majority of the directors then in office shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.


                                   ARTICLE III

                                   COMMITTEES

         Section 1. EXECUTIVE COMMITTEE.

         A. ORGANIZATION. If the number of directors of the Company equals or exceeds nine, the Board may from time to time appoint an Executive Committee from among



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their number.  The Executive  Committee shall have not less than five members. A majority of the Executive Committee shall constitute a quorum. Vacancies in the Executive Committee shall be filled by the Board of Directors. The Board of Directors may appoint one or more directors as alternate members of the Executive Committee to act in the absence or disability of members of such Committee, and while so acting such alternate members shall have all the powers of members of such Committee.

         B. POWERS. Except as otherwise required by statute, the Certificate of Incorporation or these By-laws, the Executive Committee may exercise all of the powers of the Board of Directors with respect to the affairs of the Company, except that such Committee may not (1) exercise such powers while a quorum of the Board of Directors is actually convened for the conduct of business, (2) declare a dividend or approve any other distribution to stockholders, (3) make, alter or repeal the By-laws of the Company, (4) elect or appoint any officer or director or (5) exercise any other power which The Banking Act of 1948 specifically provides shall be exercised by at least a majority of all the directors.

         Section 2. TRUST COMMITTEE

         A. ORGANIZATION. If the number of directors of the Company equals or exceeds nine, the Board may from time to time appoint a Trust Committee. The Trust Committee shall have not less than five members. Not less than a majority of the members of the Trust Committee shall be directors. Any or all of the remaining members of the trust Committee may be directors or may be officers of the Company who are not directors. A majority of the members of the Trust Committee shall constitute a quorum. Vacancies in the Trust Committee shall be filled by the Board. The Board may from time to time appoint one or more directors as alternate director members of the Trust Committee to act in the absence or disability of director members of such Committee, and may from time to time appoint one or more officers of the Company as alternate officer members of the Trust Committee to act in the absence or disability of officer members of such committee, and while so acting such alternate members shall have all the powers of members of such Committee.

         B. POWERS. Except as otherwise required by statute, the Certificate of incorporation or these By-laws, the Trust Committee may exercise all the powers of the Board with respect to (1) acceptance or rejection of appointment in any fiduciary or agency capacity, (2) retention, sale or other disposition of real or personal property held in any fiduciary or agency capacity, (3) investment and disbursement of funds held in any fiduciary or agency capacity, (4) exercise of voting and all other rights arising out of or incidental to any property, real or personal, held in any fiduciary or agency capacity, (5) reviews of administration and of assets held in any fiduciary or agency capacity, (6) resignation as fiduciary or agent or other actions terminating service as fiduciary or agent, (7) authorizing the execution, the sealing with the company's seal, and the delivery, of any instrument necessary or appropriate to effectuate or evidence any of the powers of the Trust Committee, and (8) all other duties and powers of the Company in the administration of its fiduciary and agency functions.

         Section 3. AUDIT AND EXAMINATION COMMITTEE. The Board of Directors shall appoint annually an Audit and Examination Committee composed of at least three members of the Board of Directors, one of whom shall be appointed Chairman. The Committee shall be responsible for the internal auditing function, and the program and procedures thereunder; the review of the scope and results of audits of independent accountants; and the review of any other audit or examination performed by other bodies or agencies. In discharging its responsibilities, the Committee shall have such access to bank personnel as it deems desirable; shall make recommendations to management; and shall periodically report to the Board of Directors and make recommendations for action by the Board of Directors as it deems necessary.

         Section 4. COMPENSATION COMMITTEE. The Board of Directors shall appoint annually a Compensation Committee composed of at least three members of the Board of Directors, one of whom shall be appointed Chairman. The Committee shall be responsible for the review and evaluation of the performance in office of all officers above the level of Vice President and shall formulate and submit to the Board of Directors not less than annually its recommendations with respect to appropriate compensation for all such officers. No officer shall



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


serve as a member of the Compensation Committee, but the Chief Executive Officer shall, to the extent requested by the Committee, advise and assist the Committee with respect to the performance of all officers other than himself.

         Section 5. STOCK OPTION COMMITTEE. The Stock Option Committee shall be composed of not less than three nor more than five directors, one of whom shall be appointed Chairman. No person who is an employee or officer or who shall have been eligible to receive an award under any stock option plan at any time within the one year period immediately preceding the date of his appointment to the Committee shall be a member of the Committee. The Committee shall have the power to grant options under the Incentive Plan, the Executive Stock Option Plan, or any other stock option plan adopted by the Company; to exercise discretion as to the terms of each option in accordance with the terms of each plan; and, in general, shall have general supervision of such plans.

         Section 6. PENSION PLANS COMMITTEE. The Pension Plans Committee shall consist of not less than three members of the Board of Directors, one of whom shall be appointed Chairman. It shall monitor the structure and financial condition of the Company's pension plans and shall have general oversight responsibility of the plans. It shall report to the Board of Directors from time to time on the condition of the plans and shall submit to the Board any recommendations it may have for any changes in the plans or their administration or management.

         Section 7. NOMINATING COMMITTEE. The Nominating Committee shall consist of not less than three nor more that five members of the Board of Directors, one of whom shall be appointed Chairman. It shall propose to the full Board in advance of each annual meeting nominees who meet the criteria for Board membership, such criteria to be established by the Committee and approved by the Board from time to time. The Committee shall also apply the criteria for Board membership to incumbent directors, so that prospective vacancies due to retirement or other reasons may be anticipated in advance of the time when a director would otherwise be expected to stand for re-election.

         Section 8. EX OFFICIO MEMBERSHIP. The President, Chairman and the Vice Chairman shall be ex-officio members of all standing committees, except the Compensation Committee, the Audit and Examination Committee, and the Stock Option Committee. A standing committee is a committee, the primary functions of which are continued, or renewed, from year to year by the Board.

         Section 9. CHAIRMAN. The President shall be chairman of all such committees of which he is a member, unless a chairman is designated by the Board. In the absence or inability of the chairman to act, the President shall act if another person was designated chairman and, in their absence or inability to act, the Chairman of the Board shall act as chairman of any such committee of which he is a member.

         Section 10. MINUTES OF MEETING. The minutes of each committee meeting shall be presented to the Board at its next meeting following such meeting of the committee; except that, when such meeting of the Board occurs within two (2) days following the day of such meeting of the committee, such minutes shall, if not presented at such first meeting, be presented to the Board at its second meeting following such meeting of the committee.

         Section 11. OTHER COMMITTEES. The Board may from time to time establish such other committees as it feels would be beneficial to the operation of the Company; provided, however, that not less than a majority of the members of any such committee shall be directors. Any or all of the remaining members of any such other committee may be directors or may be officers of the Company who are not directors. No such other committee shall be empowered to do any act for the Company without the approval of such act by the Board.


                                   ARTICLE IV

                                    OFFICERS

         Section 1. GENERAL. At the first meeting of the Board following each annual meeting of stockholders, the directors shall elect a Chairman of the Board, a Vice Chairman, a President and one or more Vice Presidents from their own number; provided that where the directors have elected a Chairman who is not also the President, the directors may, but need not, elect a Vice President from their own number. They shall also elect at such meeting a Secretary and a Treasurer, neither of whom need be a director. Other officers, including without limitation additional Vice Presidents, who need not be directors, may from time to time be elected or appointed by the Board. Any person who holds more than one office in the Company shall not sign in more than one official capacity any writing requiring the signature of more than one officer of the Company.

         Section 2. TERM OF OFFICER; REMOVAL AND VACANCY. Subject to removal by the Board of Directors at its pleasure or by the Commissioner of Banking as prescribed by law, each officer shall hold office from the time of his election or appointment until the first meeting of the Board of Directors following the next annual meeting of stockholders at which officers are elected or appointed, until his successor is elected and has qualified, or until his earlier resignation or removal. Vacancies in any office, whether occurring by reason of death, resignation, removal or otherwise, may be filled by the Board of Directors.

         Section 3. POWERS AND DUTIES.

         A. GENERAL. Each of the officers of the Company shall, unless otherwise ordered by the Board of Directors, have such powers and duties as are prescribed in these By-laws and as generally pertain to his respective office, as well as such other powers and duties as may from time to time be conferred upon him by the Executive Committee or the Board of Directors.

         B. CHIEF EXECUTIVE OFFICER. The Chairman shall be the Chief Executive Officer of the Company and shall have active charge and control of the affairs of the Company, its officers, personnel and property. He shall submit to the Board the names of those he recommends for election as members of the various Board Committees and shall execute the policies and directions of the Board and the Executive Committee and, subject to limitations imposed by law, may delegate is duties and powers to other Company Officers.

         C. CHIEF AUDITOR. The Chief Auditor of the Company shall have the title of Vice President (or Senior Vice President) and Auditor. The Chief Auditor shall have responsibility for reviewing all audit and control practices and policies, subject to the supervision of the Audit and Examination Committee. He shall regularly recommend corrections of deficiencies in complying with present policies, revisions of such policies and adoption of new policies. The Chief Auditor shall present a status report to each meeting of the Audit and Examination Committee, including the responses by management to his recommendations.

         D. SECRETARY. The Secretary shall:

                (a) Cause notices of all meetings to be served whenever, and in the manner, required by these By-laws and by law;

                (b) Record and keep minutes of meeting of the Stockholders, the Board and Board Committees, prepare reports for Company business, be in charge of, maintain and administer, the transfer and registration of capital stock of the Company, including certificate books, transfer books, stock ledgers and other Company books, documents and papers as he is required to keep and to submit the same for inspection as required by the Board or the Executive Committee;

                  (c) Be custodian of the Seal of the Company and, whenever required or appropriate, attest properly authorized Company contracts and other documents and instruments and affix the Seal of the Company thereto;

                  (d) Perform such other duties and possess such other powers as are incident to the Office of Secretary and as shall be delegated to him by the President, the Board and the Executive Committee.

Assistant Secretaries, in the absence or inability of the Secretary, shall perform the duties and possess the powers of the Secretary and, in addition thereto, shall perform such other duties and possess such other powers as shall be delegated or assigned to them by the President, the Board and the Executive Committee. The Secretary and Assistant Secretaries shall be subject to the supervision and direction of the President, the Board and the Executive Committee.

         E. TREASURER. The Treasurer shall:

                  (a) Be custodian of the funds and securities of the Company, or held by it in trust;

                  (b) Keep or deposit such funds and securities in Company vaults or with a depositary approved by the Board or Executive Committee, which funds shall be paid out on drafts of the Treasurer, an Assistant Treasurer, a Vice President or Assistant Vice President, when countersigned by the President, the Chairman, another Vice President, or any other Officer or employee so authorized by the Board or Executive Committee, or, on a single signature or facsimile signature in instances as the Board or the Executive Committee may specifically prescribe;

                  (c) Keep such books and records and prepare such reports as may be required of him and submit the same for inspection as required by the Board or the Executive Committee;

                  (d) Perform such other duties and possess such other powers as are incident to the office of Treasurer and as shall be delegated to him by the President, the Board and Executive Committee.

Assistant Treasurers, in the absence or inability of the Treasurer, shall perform the duties and possess the powers of the Treasurer and, in addition thereto, shall perform such other duties and possess such other powers as shall be delegated or assigned to them by the President, the Board and the Executive Committee. The Treasurer and Assistant Treasurers shall be subject to the supervision and direction of the President, the Board of Directors and the Executive Committee.

         F. SECURITY OFFICER. The board of directors shall designate an officer or other employee of the Company as Security Officer. The Security Officer shall be charged with responsibility, subject to supervision by the Board of Directors, for the installation, maintenance, and operation of security devices and for the development and administration of a security program, which equals or exceeds the standards required by applicable law and regulations of the Federal Deposit Insurance Corporation.

         Section 4. POWER TO VOTE STOCK. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President shall each have full power and authority on behalf of the Company to attend, and to vote at, any meeting of stockholders of any corporation in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Company in connection with the exercise by the Company of such rights and powers. The Board of Directors may from time to time confer like powers upon any other person or persons.


                                   ARTICLE V

                                  CAPITAL STOCK

         Section 1. CERTIFICATES OF STOCK. The Company shall issue to each of its stockholders a certificate or certificates signed by, or in the name of the Company by, the Chairman or Vice Chairman of the Board, or by the President or any Vice President, and by the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, and may be sealed with the seal of the Company or a facsimile thereof. If the certificate is countersigned by a transfer agent or registrar who is not an officer or employee of the Company, any and all other signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

         Section 2. TRANSFER OF STOCK. Shares of the capital stock of the Company shall be personal property and shall be held and transferred as provided in Chapter 8 of Title 12A of the New Jersey Statutes.

         Section 3. CAPITAL STOCK; VOTING RIGHTS. Except as the Certificate of Incorporation may otherwise lawfully provide with respect to preferred stock, each share of stock shall entitle the registered holder thereof to (a) one (1) vote with respect to each matter presented at a stockholders meeting and (b) one
(1) vote for each director to be elected. The shares of capital stock of the Company shall not be voted cumulatively.

         Section 4. PREEMPTIVE RIGHTS OF STOCKHOLDERS TO PURCHASE NEW STOCK.

         A. INCREASE OF CAPITAL STOCK. Except as otherwise provided by law, upon an increase of the capital stock of the Company by an issue of additional shares, every stockholder shall have a right to purchase that proportion of the shares to be issued which the par value of the stock held by him bears to the aggregate par value of the capital stock of the Company before such increase, at such price, which may be in excess of par value, and within such time, as shall be fixed by the resolution of the Board of Directors providing for the issuance of such stock, unless (1) such right is waived by him or (2) the Certificate of Incorporation otherwise provided at the time of issuance of the shares held by him. For purposes of this subsection A, "aggregate par value of the capital stock of the Company" shall mean the aggregate par value of all shares the holders of which are entitled under this Section 4 to preemptive rights.

         B. UNSOLD SHARES OF CAPITAL STOCK. Shares of capital stock not purchased by stockholders in the exercise of the rights provided by subsection A of this Section 4 shall be sold to such persons as shall be determined by the Board of Directors, at a price not less than that specified in the resolution of the Board providing for the issuance of such stock.


                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 1. CORPORATE SEAL. The seal of the Company shall be circular in form and shall contain the name of the Company and the year and state of incorporation.

         Section 2. FISCAL YEAR. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Company, subject to applicable laws and regulations.

         Section 3. EMERGENCIES. In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of the Company will continue to conduct the affairs of the Company under such guidance from the directors as may be available, except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any governmental directives during the emergency.


                                   ARTICLE VII

                                    AMENDMENT

         Section 1. BY-LAWS. The stockholders shall have the power to make, alter and repeal these By-Laws. Subject to applicable provisions of law and to alteration or repeal by the stockholders at any meeting, the Board of Directors shall have like powers; but the by-laws shall not be made, altered or repealed by the Board of Directors except by the affirmative vote of a majority of the whole Board and unless at least two days prior written notice of the intended action shall have been given to the Directors.

         Section 2. CERTIFICATE OF INCORPORATION. Whenever the Board of Directors shall deem it advisable to amend the Certificate of Incorporation, it shall adopt a resolution setting forth the proposed amendment and fixing a date for a meeting of stockholders to take action thereon, upon notice given pursuant to Section 3 of Article I of these By-Laws. If, at such meeting or at any adjournment thereof, the holders of at least two-thirds (2/3) of the capital stock entitled to vote shall vote in favor of the proposed amendment or any modification thereof, a certificate thereof, setting forth the amendment in full and certifying that the amendment was made in the manner required by this Article, shall be made and acknowledged by two (2) officers of the Company, one of whom shall be the President or any Vice President, and shall be submitted to the Commissioner of Banking for his approval.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         The Company shall indemnify each director or former director of the Company to the full extent permitted by law.












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